UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Integrated Ventures, Inc.
(Name of Registrant As Specified In Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF INTEGRATED VENTURES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Integrated Ventures, Inc.

73 Buck Road, Suite 2

Huntingdon, PA 19006

(215) 613-1111

INFORMATION STATEMENT

August 31, 2020

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Integrated Ventures, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act “), to the holders (the “ Stockholders “) of common stock, par value $0.001 per share (the “common stock”), of Integrated Ventures, Inc., a Nevada corporation (the “ Company “), to notify the Stockholders that on August 13, 2020, the Company received an unanimous written consent from the holder of 500,000 shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred”) . Each share of Series A Preferred has the equivalent voting power of 1,000 shares of common stock. Currently, there is one holder of Series A Preferred (the “Series A Stockholder” or “Majority Stockholder “), holding five hundred thousand (500,000) shares of Series A Preferred, resulting in the Series A Stockholder holding in the aggregate in excess of 51% of the total voting power of all issued and outstanding voting capital of the Company. The Series A Stockholder authorized the following amendment (the “Amendment”) to our Certificate of Incorporation: the increase in the number of authorized shares of common stock from two hundred fifty million (250,000,000) shares of common stock, par value $.001 per share, to seven hundred fifty million (750,000,000) shares of common stock, par value $.001 per share (the “Authorized Share Increase”). The Company currently has no commitments for the issuance of any shares of common stock or preferred stock, other than as provided for in existing agreements and instruments to which it is a party.

On August 13, 2020, the Board of Directors of the Company (“Board”) approved the Authorized Share Increase and recommended approval thereof to the Majority Stockholder. On August 13, 2020, the Majority Stockholder approved the Authorized Share Increase by written consent in lieu of a meeting in accordance with Nevada Private Corporations Law (“Nevada Private Corporations Law”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

The proposed Certificate of Amendment, attached hereto as Exhibit A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held on the record date.

Our board of directors has fixed the close of business on Tuesday, August 25, 2020, as the record date for determining the holders of our Common Stock who are entitled to receive this Information Statement. As of August 25, 2020,  there were 116,506,895 shares of our Common Stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about Monday, August 31, 2020, to our stockholders of record.

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PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

INTRODUCTION

Section 320 of the Nevada Private Corporations Law provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The Authorized Share Increase would be effected by an amendment to our Articles of Incorporation, which would require a vote by the majority in interest of the holders of our common stock under Section 390 of the Nevada Private Corporations Law.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Integrated Ventures, Inc. (the “Company ,” “we ,” “our ,” or “us”) and the holder of Series A Preferred Stock , who holds a majority of the voting capital stock of the Company.

Common Stock

By action of the Board of Directors on March 10, 2015, the number, designation, rights, preferences and privileges of the Series A Preferred were established by the Board (as is permitted under the Nevada Private Corporations Law and by the Certificate of Incorporation of the Company). The designation, rights, preferences and privileges that the Board established for the Series A Preferred are set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on March 12, 2015. Among other things, the Certificate of Designation provides that each one share of Series A Preferred has voting rights equal to 1,000 shares of common stock. On April 1, 2015, the Board authorized the issuance of 500,000 shares of Series A Preferred to Steve Rubakh, the Majority Stockholder.

As of August 25, 2020, there were issued and outstanding (i) 116,506,895 shares of common stock, and (ii) 500,000 shares of Series A Preferred Stock, which at August 25, 2020, hold the voting power of 500,000,000 shares of common stock. The Majority Stockholder, who holds in the aggregate 500,000,000 votes through ownership of the Series A Preferred, or in excess of 51% of the voting equity of the Company, has voted in favor of the Authorized Share Increase, thereby satisfying the requirement under Section 390 of the Nevada Private Corporations Law that at least a majority of the voting power vote in favor of a corporate action to amend the Articles of Incorporation.

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The following table sets forth the name of the Series A stockholder, the number of shares of Series A Preferred held by the Series A stockholder, the total number of votes that the Series A stockholder voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof (assuming for purposes of the calculation that the number of votes held by the Series A Stockholder by reason of his ownership of Series A Preferred shares are counted as outstanding shares of common stock).

Name of Series A Stockholder	Number of Shares of Series A Preferred held	Number of Votes held by such Series A Stockholder through Ownership of Series A Preferred	Number of Votes that Voted in favor of the Action	Percentage of the Voting Equity that Voted in favor of the Actions
Steve Rubakh	500,000	500,000,000	500,000,000	88.29%

ACTION TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment for that amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Nevada. We intend to file the Amendment for the Authorized Share Increase with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which the Definitive Information Statement is mailed to the Stockholders.

Increase in the Number of Authorized Shares of Common Stock

The number of authorized shares of our common stock will be increased from two hundred fifty million (250,000,000) shares to seven hundred fifty million (750,000,000) shares pursuant to the Authorized Share Increase.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing of convertible debt and capital raising ability and generally to maintain our flexibility in today’s competitive and rapidly changing environment. The additional five hundred million (500,000,000) shares of common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of common stock are necessary to ensure an adequate number of shares of conversion common stock is available for the Company’s previously reported outstanding convertible debt in the amount of $277,833, and additional recently incurred convertible debt represented by a 6% convertible note in the aggregate principal amount of $1,086,956.52. Common stock authorized as a part of the Authorized Share Increase could also be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the common stock. The Board has no current plans to issue any of the additional shares of common stock that would be authorized by this proposal. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding.

The Company’s authority to issue up to 20,000,000 shares of Preferred Stock, par value $.001 per share, would remain unchanged by the Amendment providing for the Authorized Share Increase. Annexed to this Information Statement and marked Exhibit A is the proposed Amendment to the Articles of Incorporation of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s common stock, Series A Preferred Stock and Series B preferred stock as of August 25, 2020, for:

i.	each person or entity who, to our knowledge, beneficially owns more than 5% of each class or series of our outstanding stock;
ii.	each executive officer and named officer;
iii.	each director; and
iv.	all of our officers and directors as a group.

Except as indicated in the footnotes to the following table, the persons named in the table has sole voting and investment power with respect to all shares of common stock and preferred stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 73 Buck Road, Suite 2, Huntingdon Valley, PA 19006.

	Name of	Amount and Nature	Percent of
Title of Class	Beneficial Owners	of Ownership (1)	of Class(2)

Common stock, $0.001 par value:
	Steve Rubakh (3) 73 Buck Road, Suite 2 Huntingdon Valley, PA 19006	44,311,057	27.78%

	All officers and directors as a group	44,311,057	27.78%

Series A preferred stock, $0.001 par value:

	Steve Rubakh (3)(4)	500,000	100.0%

Series B preferred stock, $0.001 par value:
	Steve Rubakh (3)	430,000	100%

___________

(1)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power to the shares of the Company's common stock. For each Beneficial Owner listed, any options or convertible securities exercisable or convertible within 60 days have been also included for purposes of calculating their beneficial ownership of outstanding common stock.

(2)	As of August 14, 2020, a total of 116,506,895 shares of the Company's common stock are outstanding.

(3)

Mr. Rubakh owns 1,311,057 shares of common stock directly. Mr. Rubakh holds 430,000 shares of Series B Convertible Preferred Stock directly, convertible into 43,000,000 shares of common stock. Mr. Rubakh also owns all of the outstanding 500,000 shares of the super-voting Series A Preferred stock that has the voting power of 500,000,000 shares of common stock.

(4)	The Series A preferred stock is not convertible into common stock, but is representative of 500,000,000 shares of common stock solely for voting purposes.

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No Appraisal Rights

Under the Nevada Private Corporations Law, stockholders are not entitled to appraisal rights with respect to the Authorized Share Increase, and the Company will not independently provide stockholders with any such right.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

This Information Statement is provided to the holders of common stock of the Company only for information purposes in connection with the Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

Dated: August 31, 2020	By:	/s/ Steve Rubakh
	Name:	Steve Rubakh
	Title:	Chief Executive Officer

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EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After issuance of Stock)

1. Name of corporation: Integrated Ventures, Inc.

2. The articles have been amended as follows: the following amended Article 3. shall replace, in its entirety, the Article

3. of the Corporation’s Articles of Incorporation:

“3. The corporation shall have authority to issue a total of Seven Hundred Seventy Million (770,000,000) shares, of which Seven Hundred Fifty Million (750,000,000) shares shall be Common Stock, par value $.001 per share (the “Common Stock”), and Twenty Million (20,000,000) shares shall be Preferred Stock, par value $.001 per share (the “Preferred Stock”).”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority.

__________, 2020

4. Officer Signature:
Steve Rubakh, President and Chief Executive Officer

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